Exhibit 99.1
STAR PHYSICAL THERAPY, LLC
Financial Statements
December 31, 2006
(With Independent Auditors’ Report Thereon)
Lattimore Black Morgan & Cain, pc
CERTIFIED PUBLIC ACCOUNTANTS AND BUSINESS ADVISORS

STAR PHYSICAL THERAPY, LLC
Table of Contents

Page
Independent Auditors’ Report	1
Financial Statements:
Balance Sheet	2
Statement of Earnings	3
Statement of Changes in Members’ Equity	4
Statement of Cash Flows	5
Notes to the Financial Statements	6-10

INDEPENDENT AUDITORS’ REPORT
The Members
STAR Physical Therapy, LLC:
We have audited the accompanying balance sheet of STAR Physical Therapy, LLC as of December 31, 2006 and the related statements of earnings, changes in members’ equity and cash flows for the year then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.
We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.
In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of STAR Physical Therapy, LLC as of December 31, 2006 and the results of its operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.
Brentwood, Tennessee
June 29, 2007

STAR PHYSICAL THERAPY, LLC
Balance Sheet
December 31,2006

Assets
Current assets:
Cash and cash equivalents	$1,155,205
Accounts receivable less allowance for doubtful accounts of $447,382	3,448,731
Prepaid expenses	149,035
Due from related parties	125,397
Other current assets	85,775

Total current assets	4,964,143

Property and equipment, net	3,250,025
Due from related parties	604,242

$8,818,410

Liabilities and Members’ Equity

Current liabilities:
Current installments of long-term debt	$52,928
Accounts payable	500,270
Accrued expenses	1,584,994

Total current liabilities	2,138,192

Line of credit	700,000
Long-term debt, excluding current installments	86,910

Total liabilities	2,925,102

Members’ equity	5.893.308

$8,818,410

See accompanying notes to the financial statements.

STAR PHYSICAL THERAPY, LLC
Statement of Earnings
Year ended December 31, 2006

Net revenues:
Net patient revenues		$23,659,874
Management fee and contract revenues		2,183,899
Other revenues		613,528

Total net revenues		26,457,301

Clinic operating costs:
Salaries and related costs	$13,933,454
Rent, clinic supplies and other	3,852,610
Depreciation and amortization	86,722

Total clinic operating costs		17,872,786

Corporate office costs:
General and administrative	4,841,633
Depreciation and amortization	843,469
Impairment of goodwill	212,372

Total corporate office costs		5,897,474

Income from operations		2,687,041

Other income (expense):
Interest income, net	5,566
Gain on disposal of property and equipment	3,189

Total other income (expense)		8,755

Net earnings		$2,695,796

See accompanying notes to the financial statements.

STAR PHYSICAL THERAPY, LLC
Statement of Changes in Members’ Equity
Year ended December 31,2006

Balance at December 31, 2005	$5,443,637

Members’ distributions	(2,246,125)

Net earnings	2,695,796

Balance at December 31,2006	$5,893,308

See accompanying notes to the financial statements.

STAR PHYSICAL THERAPY, LLC
Statement of Cash Flows
Year ended December 31,2006

Cash flows from operating activities:
Net earnings		$2,695,796
Adjustments to reconcile net earnings to cash flows provided by operating activities:
Depreciation and amortization	$930,191
Provision for doubtful accounts	40,000
Gain on disposal of property and equipment	(3,189)
Impairment of goodwill	212,372

(Increase) decrease in operating assets:
Accounts receivable	(849,589)
Prepaid expenses	26,827
Other current assets	(25,991)
Due from related parties	(295,588)

Increase (decrease) in operating liabilities:
Accounts payable	(64,517)
Accrued expenses	209,317

Total adjustments		179,833

Net cash provided by operating activities		2,875,629

Cash flows from investing activities:
Proceeds from disposal of property and equipment	55,288
Purchases of property and equipment	(1,236.745)

Net cash used by investing activities		(1,181,457)

Cash flows from financing activities:
Proceeds from line of credit	700,000
Payments on long-term debt	(54,394)
Member distributions	(2,246,126)

Net cash used by financing activities		(1,600,520)

Increase in cash and cash equivalents		93,652

Cash and cash equivalents at beginning of year		1,061,553

Cash and cash equivalents at end of year		$1,155,205

Supplemental disclosure of cash flow statement information - interest paid		$48,982

See accompanying notes to the financial statements.

STAR PHYSICAL THERAPY, LLC
Notes to the Financial Statements
December 31,2006
(1)	Nature of operations

STAR Physical Therapy, LLC (the “Company”) operates outpatient physical therapy and occupational therapy clinics (PTCs) that provide pre- and post-operative treatment for orthopedic-related disorders, sports-related injuries, preventative care, rehabilitation of injured workers and neurological-related injuries throughout the state of Tennessee and Indiana. As of December 31, 2006, the Company owned and operated fifty-one clinics. The Company also manages clinics in five physician practices and three on-site industrial facilities.

(2)	Summary of significant accounting policies
(a)	Cash equivalents

The Company considers all highly liquid investments with original maturities of less than three months to be cash equivalents.

(b)	Accounts receivable

Accounts receivable are uncollateralized obligations due from patients and third party payors under normal trade terms requiring payment within 30 days from invoice date. The carrying amount of accounts receivable is reduced by a valuation allowance, if necessary, which reflects management’s best estimate of the amounts that will not be collected. The allowance is estimated based on management’s knowledge of its customers, historical loss experience and existing economic conditions.

(c)	Property and equipment

Property and equipment are stated at cost less accumulated depreciation and amortization. Depreciation and amortization are provided using the straight-line method over the assets’ estimated useful lives. Equipment, furniture and fixtures, and automobiles are generally depreciated over five to seven years. Leasehold improvements are amortized over the shorter of their estimated useful lives or the respective lease terms.

Expenditures for maintenance and repairs are expensed when incurred. Expenditures for renewals or betterments are capitalized. When property is retired or sold, the cost and the related accumulated depreciation or amortization are removed from the accounts, and the resulting gain or loss is included in operations.

(d)	Goodwill

The Company accounts for its goodwill in accordance with Statement of Financial Accounting Standards No. 142 Goodwill and Other Intangible Assets. This standard prescribes that goodwill shall not be amortized, but instead be reviewed for impairment on an annual basis. During 2006, the Company recorded an impairment of goodwill in the amount of $212,372 related to a clinic that was sold on March 7, 2007.

STAR PHYSICAL THERAPY, LLC
Notes to the Financial Statements
December 31, 2006
(e)	Realization of long-lived assets

Management evaluates the recoverability of the investment in long-lived assets on an ongoing basis and recognizes any impairment in the year of determination. It is reasonably possible that relevant conditions could change in the near term and necessitate a change in management’s estimate of the recoverability of these assets.

(f)	Income taxes

The Company is organized as a limited liability company and is taxed as a partnership for federal income tax purposes. Under federal income tax provisions, the Company is not subject to federal income taxes on its taxable income. Instead, the Company’s income and losses pass through to the individual members and are taxed at the individual level. All taxable income and losses are allocated to the members in accordance with the Company’s operating agreement for inclusion in their personal tax returns.

The amount provided for state income taxes, if applicable, is based upon the amount of current taxes payable or refundable at the date of the financial statements, on a stand-alone state income tax return basis, as a result of all events recognized in the financial statements as measured by the provision of enacted tax laws. For purposes of the Tennessee Excise Tax, self-employment income is not taxable. Substantially all of the net earnings of the Company are self-employment income and as such, state income taxes are not material to the Company.

(g)	Revenue recognition

Substantially all revenues of the Company are derived from outpatient therapy services. It is the Company’s policy to recognize revenues as services are provided to patients. Revenue is reported at the estimated net realizable amount from patients, third-party payors and others for services rendered. Provisions for estimated adjustments have been reflected in net revenues and approximated $15,800,000 for the year ended December 31, 2006. Differences between estimated adjustments and final settlements are recorded in the year of the settlement.

(h)	Advertising and promotion costs

Advertising and promotion costs are expensed as incurred.

(i)	Use of estimates

The preparation of the financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

STAR PHYSICAL THERAPY, LLC
Notes to the Financial Statements
December 31, 2006
(3)	Credit risk and other concentrations

The Company generally maintains cash and cash equivalents on deposit at banks in excess of federally insured amounts. The Company has not experienced any losses in such accounts and management believes the Company is not exposed to any significant credit risk related to cash and cash equivalents.

Accounts receivable consist primarily of amounts due from patients (funded through Medicare, Medicaid, health management organizations, other contractual programs and private payors). As of December 31, 2006, approximately 61% and 66% of the Company’s gross accounts receivables and net patient revenues, respectively, were from Medicare , Blue Cross Blue Shield, and workers compensation claims.

(4)	Property and equipment

A summary of property and equipment as of December 31, 2006 is as follows:

Leasehold improvements	$1,705,380
Medical and office equipment	2,285,492
Computer equipment	1,708,389
Furniture and fixtures	336,436
Automobiles	275,466

6,311,163
Accumulated depreciation and amortization	(3,061,138)

$3,250,025

(5)	Lines of credit

The Company has a $1,000,000 line of credit available with a bank at December 31, 2006. The line of credit bears interest at a variable rate (7.75% at December 31, 2006) and is unsecured. Interest is due monthly with all outstanding principal due April 12, 2008. As of December 31, 2006, the Company owed $700,000 under this line of credit.

The Company also has a $300,000 line of credit available with a bank at December 31, 2006 which has no outstanding balance. The line of credit bears interest at a variable rate (8.25% at December 31, 2006), is unsecured and matures on July 19, 2007.

(6)	Long-term debt

The Company has a note payable outstanding with a bank at December 31, 2006. The note is payable in monthly installments totaling $5,125, including interest at a fixed rate of 7.5%, through June 2009. The note is secured by accounts receivable of the Company. The Company owed $139,838 on the note payable as of December 31, 2006.

STAR PHYSICAL THERAPY, LLC
Notes to the Financial Statements
December 31, 2006
     A summary of future maturities of long-term debt as of December 31, 2006 is as follows:

Year
2007	$52,928
2008	56,830
2009	30,080

$139,838

(7)	Accrued expenses
A summary of accrued expenses as of December 31, 2006 is as follows:

Accrued payroll and benefits	$849,593
Accrued vacation	506,954
Accrued member distributions	83,456
Other accrued expenses	144,991

$1.584,994

(8)	Employee benefit plan

The Company sponsors a defined contribution plan with a 401(k) feature covering substantially all employees. Company contributions are made at management’s discretion. The Company made contributions of approximately $130,000 to the plan in 2006.

(9)	Commitments

The Company utilizes various office space and operates all centers under operating leases. The Company also has a maintenance agreement related to certain medical equipment. Rent and maintenance expense under these leases and maintenance agreement amounted to $2,262,783 in 2006. A summary of approximate future minimum payments under these leases and maintenance agreement as of December 31, 2006 is as follows:

Year
2007	$1,693,000
2008	1,495,000
2009	1,232,000
2010	964,000
2011	365,000
2012 and later years	76,000

$5,825,000

It is expected that in the normal course of business, leases and maintenance agreements that expire will be renewed or replaced by other leases and maintenance agreements; thus, it is anticipated that future payments will not be less than the expense for 2006.

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STAR PHYSICAL THERAPY, LLC
Notes to the Financial Statements
December 31, 2006
(10)	Contingencies

The health care industry is subject to numerous laws and regulations of federal, state and local governments. These laws and regulations include, but are not necessarily limited to, matters such as licensure, accreditation, government health care program participation requirements, reimbursement for patient services, and Medicare fraud and abuse. Recently, government activity has increased with respect to investigations and/or allegations concerning possible violations of fraud and abuse statutes and/or regulations by health care providers. Violations of these laws and regulations could result in expulsion from government health care programs together with the imposition of significant fines and penalties, as well as significant repayments for patient services previously billed. Management believes that the Company is in compliance with fraud and abuse statutes, as well as other applicable government laws and regulations.

At this time, management is not aware of any claims or legal action or any pending or threatened litigation that might have a material impact on the Company’s financial position, results of operations or cash flows.

(11)	Related party transactions

Management fees from two clinics that are owned by a member of the Company amounted to approximately $82,000 in 2006. The Company also had receivables from these clinics amounting to $729,639 at December 31, 2006 which bear interest at 8%. The Company recorded interest income of approximately $44,000 during 2006 related to these receivables. The Company has classified amounts expected to be collected in 2007 as a current asset on the accompanying balance sheet. Based on management’s knowledge and past experience with these clinics, the Company has not established a valuation allowance related to these receivables.